Exhibit 99.1

P R E S S R E L E A S E
Contact: Investor Relations 804.289.9709	BRINK’S CORPORATE The Brink’s Company 1801 Bayberry Court Richmond, VA 23226-8100 USA

Brink’s Releases Statement Denying NCR Corporation Speculation

RICHMOND, Va., October 11, 2023 – The Brink’s Company (NYSE:BCO) is not in discussions about a possible strategic transaction with NCR Corporation (NYSE:NCR).

About The Brink’s Company
The Brink’s Company (NYSE:BCO), a leading global provider of cash and valuables management, digital retail solutions, and ATM managed services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 52 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

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